ALLIANCE INSTITUTIONAL RESERVES, INC.

                      ARTICLES OF AMENDMENT

                      (Changing its Name to
         AllianceBernstein Institutional Reserves, Inc.)

     Alliance Institutional Reserves, Inc., a Maryland corporation having its principal office in Maryland in Baltimore
City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

     SECOND: The name of the corporation (hereinafter called the "Corporation") is AllianceBernstein Institutional Reserves,
     Inc.

     SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

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     IN WITNESS WHEREOF, Alliance Institutional Reserves, Inc.,
has caused these Articles of Amendment to be executed in its name and on its behalf by Susan L. Matteson, President of the Corporation, and witnessed by Mary Ann Milley, an Assistant Secretary of the Corporation, this 26th day of August, 2003. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of her knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                    ALLIANCE INSTITUTIONAL
                                      RESERVES, INC.


                                    By: /s/ Susan L. Matteson
                                        -------------------------
                                        Susan L. Matteson
                                        President

WITNESS:

/s/ Mary Ann Milley
-------------------
Mary Ann Milley
Assistant Secretary

00250.0072 #415797